Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Lichen China Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)		Proposed Maximum Offering Price Per Unit (2)		Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value $0.00004 per share	—		—		—		—	—	—
	Debt	Debt Securities	—		—		—		—	—	—
	Other	Warrants	—		—		—		—	—	—
	Other	Rights	—		—		—		—	—	—
	Other	Units	—		—		—		—	—	—
	Unallocated (Universal) Shelf	—	457	(o)		(1)		(2)	$100,000,000	$0.00014760	$14,760
Fees Previously Paid	—	—	—		—		—		—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—		—		—		—			—	—	—	—
	Total Offering Amounts								$100,000,000		$14,760
	Total Fees Previously Paid										—
	Total Fee Offsets										$14,760
	Net Fee Due										$0

(1)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $100,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lichen China Limited	F-3	333-277106	February 15, 2024	-	$14,760	Withdrawal of the Registration Statement	(1)	(1)	$100,000,000	-
Fee Offset Sources	Lichen China Limited	F-3	333-277106	-	February 15, 2024	-	-	-	-	-	$14,760

(1)	On February 15, 2024, the Registrant filed a registration statement on Form F-3 (File No. 333-277106) (the “Prior Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $100,000,000. On February 16, 2024, the Registrant withdrew the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $14,760, which represents the registration fee previously paid with respect to $100,000,000 of unsold securities (the “Unsold Offset Securities”) in the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.